HOLLY ENERGY PARTNERS, L.P.
LONG-TERM INCENTIVE PLAN
RESTRICTED UNIT AGREEMENT
(Employee)
This Agreement is made and entered into as of the Date of Grant set forth in the Notice of Grant of Restricted Units (“Notice of Grant”) by and between Holly Logistic Services, L.L.C. (the “Company”), and you.
WHEREAS, the Company in order to induce you to enter into and to continue and dedicate service to the Company and Holly Energy Partners, L.P. (the “Partnership”) and to materially contribute to the success of the Company and the Partnership agrees to grant you this restricted unit award;
WHEREAS, the Company adopted the Holly Energy Partners, L.P. Long-Term Incentive Compensation Plan as it may be amended from time to time (the “Plan”) under which the Company is authorized to grant restricted unit awards to certain employees and service providers of the Company;
WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this restricted unit agreement (“Agreement”) as if fully set forth herein and the terms capitalized but not defined herein shall have the meanings set forth in the Plan; and
WHEREAS, you desire to accept the restricted unit award made pursuant to this Agreement.
NOW, THEREFORE, in consideration of and mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:
1.Grant. Subject to the conditions set forth below, the Company hereby grants you effective as of the Date of Grant set forth in the Notice of Grant, as a matter of separate inducement but not in lieu of any salary or other compensation for your services for the Company, an award (the “Award”) consisting of the aggregate number of Units set forth in the Notice of Grant in accordance with the terms and conditions set forth herein and in the Plan.
2.    Restricted Units. The Company shall obtain the Units subject to this Agreement and cause such Units to be held for you in book entry form by the Partnership’s transfer agent with a notation that the Units are subject to restrictions. You hereby agree that the Restricted Units shall be held subject to restrictions as provided in the Agreement until the restrictions on such Restricted Units expire or the Restricted Units are forfeited as provided in Section 6 of this Agreement. You hereby agree that if part or all of the Restricted Units are forfeited pursuant to this Agreement, the Company shall have the right to direct the Partnership’s transfer agent to cancel such forfeited Restricted Units or, at the Company’s election, transfer such Restricted Units to the Company or to any designee of the Company.

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3.    Ownership of Restricted Units. Effective from the Date of Grant, you are a unitholder with respect to all of the Restricted Units granted to you pursuant to Section 1 and have all of the rights of a unitholder with respect to all such Restricted Units, including the right to receive all distributions paid with respect to such Restricted Units and any right to vote with respect to such Restricted Units subject, however, to the restrictions hereinafter described, including, without limitation, those described in Section 4; provided, however, that each dividend payment will be made no later than 30 days following the date the distributions are paid to the holders of Units generally.
4.    Restrictions; Forfeiture. The Restricted Units are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until these restrictions are removed or expire as contemplated in Section 5 of this Agreement and as described in the Notice of Grant. The Restricted Units are also restricted in the sense that they may be forfeited to the Company. You hereby agree that if the Restricted Units are forfeited, as provided in Section 6, the Company shall have the right to deliver the Restricted Units to the Company’s transfer agent for, at the Company’s election, cancellation or transfer to the Company.
5.    Expiration of Restrictions and Risk of Forfeiture. The restrictions on the Restricted Units granted pursuant to this Agreement will expire and the Restricted Units will become transferable, except to the extent provided in Section 11 of this Agreement and nonforfeitable as set forth in the Notice of Grant and in Section 6 of this Agreement, provided that you remain in the employ of, or a service provider to, the Company or its subsidiaries until the applicable dates and times set forth therein. The period of time beginning on the Date of Grant specified in the Notice of Grant and ending on the final vesting date specified in the Notice Grant is referred to herein as the “Service Period.” Restricted Units that become vested and non-forfeitable as provided in this Agreement are referred to herein as “Vested Units.”
6.    Termination of Services.
(a)    Termination Generally. Subject to subsections (b), (c) and (d), if your employment or service relationship with the Company or its subsidiaries is terminated for any reason, then those Restricted Units for which the restrictions have not lapsed as of the date of termination shall become null and void and those Restricted Units shall be forfeited. The Restricted Units for which the restrictions have lapsed as of the date of such termination shall not be forfeited.
(b)    Termination Due to Death, Disability or Retirement. In the event of your (i) death, (ii) total and permanent disability, as determined by the Committee in its sole discretion, or (iii) retirement after attaining the normal retirement age of 62 or retirement after attaining an earlier retirement age approved by the Committee, in its sole discretion, before all of the Restricted Units have become Vested Units, you will forfeit a number of Restricted Units equal to the number of Restricted Units specified in Notice of Grant times the percentage that (A) the number of days beginning on the day on which the termination due to death, disability or retirement occurs and ending on the last day of the Service Period, (B) bears to the total number of days in the Service Period, and any remaining Restricted Units that are not vested will become Vested Units; provided, however, that any fractional Units will become null and void and automatically forfeited to the Company. In its sole discretion, the Committee may decide to vest all of the Restricted Units in-

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lieu of the prorated number of Restricted Units as provided in this Section 6(b). Unless the Committee determines otherwise, in its sole discretion, you or your beneficiary or estate will have no right to any Restricted Units that remain subject to restrictions, and those Restricted Units will be forfeited.
(c)    Special Involuntary Termination. In the event of a Special Involuntary Termination all of the Restricted Units will become Vested Units.
(d)    Effect of Employment Agreement. Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 6 and any employment, change in control, or similar agreement entered into by and between you and the Company, the terms of the employment, change in control or similar agreement shall control.
7.    Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in the employ of, or providing services for, the Company, provided that rights to the Restricted Units during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.
8.    Delivery of Units. Promptly following the expiration of the restrictions on the Restricted Units as contemplated in Section 5 of this Agreement, the Company shall cause to be issued and delivered to you or your designee a certificate or other evidence of the number of Restricted Units as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions, upon receipt by the Company of any tax withholding as may be requested pursuant to Section 9. The value of such Restricted Units shall not bear any interest owing to the passage of time.
9.    Payment of Taxes. The Company may require you to pay to the Company (or an Affiliate of the Company if you are an employee of an Affiliate of the Company), an amount the Company deems necessary to satisfy its (or its Affiliate’s) current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Award. With respect to any required tax withholding and to the extent permissible pursuant to Rule 16b-3, you may (a) direct the Company to withhold from the Units to be issued to you under this Agreement the number of Units necessary to satisfy the Company’s obligation to withhold taxes; which determination will be based on the Units’ Fair Market Value at the time such determination is made; (b) deliver to the Company Units sufficient to satisfy the Company’s tax withholding obligations, based on the Units’ Fair Market Value at the time such determination is made; or (c) deliver cash to the Company sufficient to satisfy its tax withholding obligations. If you desire to elect to use the Unit withholding option described in subparagraph (a), you must make the election at the time and in the manner the Company prescribes and you may not elect to use such Unit withholding option to the extent the Units to be withheld are subject to forfeiture pursuant to the terms of this Agreement (in the event if you made an election pursuant to section 83(b) of the Code). The Committee, in its discretion, may deny your request to satisfy its tax withholding obligations using a method described under subparagraph (a) or (b). In the event the Company determines that the aggregate Fair Market Value of the Units withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you must pay to the Company, in cash, the amount of that deficiency

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immediately upon the Company’s request. In the event that you fail to make arrangements that are acceptable to the Committee for providing to the Company, at the time or times required, the amounts of federal, state and local taxes required to be withheld with respect to the Restricted Units granted to you under this Agreement, the Company shall have the right to purchase and/or to sell to one or more third parties in either market or private transactions sufficient Vested Units to provide the funds needed for the Company to make the required tax payment or payments.
10.    Adjustment of Restricted Units. The number of Restricted Units granted to you pursuant to this Agreement shall be adjusted to reflect distributions of the Partnership paid in units, unit splits or other changes in the capital structure of the Partnership, all in accordance with the Plan. All provisions of this Agreement shall be applicable to such new or additional or different units or securities distributed or issued pursuant to the Plan to the same extent that such provisions are applicable to the units with respect to which they were distributed or issued. In the event that the outstanding Units of the Partnership are exchanged for a different number or kind of units or other securities, or if additional, new or different units are distributed with respect to the Units through merger, consolidation, or sale of all or substantially all of the assets of the Partnership, each remaining unit subject to this Agreement shall have substituted for it a like number and kind of units or shares of new or replacement securities as determined in the sole discretion of the Committee, subject to the terms and provisions of the Plan.
11.    Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Units (including Restricted Units) will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Units may then be listed. No Units will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Units may then be listed. In addition, Units will not be issued hereunder unless 1.1. a registration statement under the Securities Act, is at the time of issuance in effect with respect to the Units issued or 2.1. in the opinion of legal counsel to the Company, the Units issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Units subject to the Award will relieve the Company of any liability in respect of the failure to issue such Units as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make Units available for issuance.
12.    Legends. The Company may at any time place legends referencing any restrictions imposed on the shares pursuant to Sections 4 or 11 of this Agreement on all certificates representing shares issued with respect to this Award.

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13.    Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.
14.    Remedies. The Company shall be entitled to recover from you reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.
15.    Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of Units or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.
16.    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable; and if such provision cannot be so modified, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.
17.    Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of a majority of the Committee with respect thereto and this Agreement shall be final and binding upon you and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.
18.    No Right to Continued Employment. This Agreement shall not be construed to confer upon you any right to continue as an employee, officer or service provider of the Company and shall not limit the right of the Company, in its sole discretion, to terminate your service at any time.
19.    Governing Law. This Agreement shall be interpreted and administered under the laws of the State of Texas, without giving effect to any conflict of laws provisions.
20.    Consent to Texas Jurisdiction and Venue. You hereby consent and agree that state courts located in Dallas, Texas and the United States District Court for the Northern District of Texas each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the Restricted Units or this Agreement. In any dispute with the Company, you will not raise, and you hereby expressly waive, any objection or defense to any such jurisdiction as an inconvenient forum.
21.    Amendment. This Agreement may be amended by the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is

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necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with your consent.
22.    No Liability for Good Faith Determinations. The General Partner, the Partnership, the Company, HFC and the members of the Committee, the Board and the HFC Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Units granted hereunder.
23.    No Guarantee of Interests. The Board, the HFC Board, the General Partner, the Partnership, HFC and the Company do not guarantee the Units from loss or depreciation.
24.    Company Records. Records of the Company or its subsidiaries regarding your period of service, termination of service and the reason(s) therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.
25.    Information Confidential. As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor weighing against the advisability of granting any such future award to you.
26.    Defined Terms.
(a)    “Adverse Change” shall mean (i) a change in the city in which you are required to work regularly, (ii) a substantial increase in travel requirements of your employment, (iii) a substantial reduction in duties of the type previously performed by you, or (iv) a significant reduction in your compensation or benefits (other than bonuses and other discretionary items of compensation) that does not apply generally to executives of the Company or its successor.
(b)    “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under section 12 of the Exchange Act.
(c)    “Beneficial Owner” shall have the meaning provided in Rule 13d-3 under the Exchange Act.
(d)    “Cause” shall mean (i) an act or acts of dishonesty on your part constituting a felony or serious misdemeanor and resulting or intended to result directly in gain or personal enrichment at the expense of the Company; (ii) gross or willful and wanton negligence in the performance of the material and substantial duties of your employment with the Company or its

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subsidiaries; or (iii) conviction of a felony involving moral turpitude. The existence of Cause shall be determined by the Committee, in its sole and absolute discretion.
(e)    “Change in Control” shall mean, notwithstanding the definition of such term in the Plan:
(i)    Any Person, other than HFC or any of its wholly-owned subsidiaries, HEP Logistics Holdings, L.P. (the “General Partner”), the Partnership, the Company, or any of their subsidiaries, a trustee or other fiduciary holding securities under an employee benefit plan of HFC, the Partnership, the Company or any of their Affiliates, an underwriter temporarily holding securities pursuant to an offering of such securities, or an entity owned, directly or indirectly, by the holders of the voting securities of HFC, the Company, the General Partner or the Partnership in substantially the same proportions as their ownership in HFC, the Company, the General Partner or the Partnership, respectively, is or becomes the Beneficial Owner, directly or indirectly, of securities of HFC, the Company, the General Partner or the Partnership (not including in the securities beneficially owned by such Person any securities acquired directly from HFC, the General Partner, the Partnership, the Company or their Affiliates) representing more than 40% of the combined voting power of HFC’s, the Company’s, the General Partner’s or the Partnership’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in Section 26(e)(iii)(1) below.
(ii)    The individuals who as of the Date of Grant constitute the HFC and any New Director cease for any reason to constitute a majority of the HFC Board.
(iii)    There is consummated a merger or consolidation of HFC, the Company, the General Partner or the Partnership with any other entity, except if:
A.    the merger or consolidation results in the voting securities of HFC, the Company, the General Partner or the Partnership outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of HFC, the Company, the General Partner or the Partnership, as applicable, or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or
B.    the merger or consolidation is effected to implement a recapitalization of HFC, the Company, the General Partner or the Partnership (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly, or indirectly, of securities of HFC, the Company, the General Partner or the Partnership, as applicable, (not including in the securities beneficially owned by such Person any securities acquired directly from HFC, the Company, the General Partner or the Partnership or their Affiliates other than in connection with the acquisition by HFC, the Company, the General Partner or the Partnership or its Affiliates of a business) representing more than 40% of the combined voting power

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of HFC’s, the Company’s, the General Partner’s or the Partnership’s, as applicable, then outstanding securities.
(iv)    The holders of the voting securities of HFC, the Company, the General Partner or the Partnership approve a plan of complete liquidation or dissolution of HFC, the Company, the General Partner or the Partnership, as applicable, or an agreement for the sale or disposition by HFC, the Company, the General Partner or the Partnership of all or substantially all of HFC’s, the Company’s, the General Partner’s or the Partnership’s assets, as applicable, other than a sale or disposition by HFC, the Company, the General Partner or the Partnership of all or substantially all of HFC’s, the Company’s, the General Partner’s, or the Partnership’s assets, as applicable, to an entity at least 60% of the combined voting power of the voting securities of which is owned by the direct or indirect holders of the voting securities of HFC, the Company, the General Partner or the Partnership, as applicable, in substantially the same proportions as their ownership of HFC, the Company, the General Partner or the Partnership, as applicable, immediately prior to such sale.
(f)    “HFC” means HollyFrontier Corporation.
(g)    “HFC Board” means the board of directors of HFC.
(h)    “New Director” shall mean an individual whose election by the HFC Board, or nomination for election by holders of the voting securities of HFC, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the Date of Grant or whose election or nomination for election was previously so approved or recommended. However, “New Director” shall not include a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of HFC.
(i)    “Person” shall have the meaning given in section 3(a)(9) of the Exchange Act as modified and used in sections 13(d) and 14(d) of the Exchange Act.
(j)    “Special Involuntary Termination” shall mean the occurrence of (i) or (ii) below within 60 days prior to, or at any time after, a Change in Control, where (i) is termination of your employment with the Company or its subsidiaries or termination of your role providing services to the Partnership or the Company (including subsidiaries of the Company) by the Company for any reason other than Cause and (ii) is a resignation by you from employment with the Company or its subsidiaries or resignation from your role providing services to the Partnership or the Company (including subsidiaries of the Company) within 90 days after an Adverse Change in the terms of your employment.

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